Exhibit 10.1

RESTRICTIVE COVENANT AGREEMENT

This Restrictive Covenant Agreement (this “Agreement”) is made and entered into as of [__], 2020 by and between Forum Merger II Corporation, a Delaware corporation (“Parent”), and [__] (the “Restricted Party”, and together with Parent, the “Parties”, and each a “Party”). References to the “Company” in this Agreement shall refer to Parent after giving effect to the consummation of the Merger (as defined below) and each of Parent’s direct or indirect Subsidiaries (including Ittella) and any of their respective successors-in-interest or joint ventures (if any).

RECITALS

WHEREAS, this Agreement is being entered into in connection with that certain Agreement and Plan of Merger, dated as of June 11, 2020 (the “Signing Date”) (as amended, restated or otherwise modified from time to time in accordance therewith, the “Merger Agreement”), by and among Parent, Sprout Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Myjojo, Inc., a Delaware corporation (together with its subsidiaries, “Ittella”) and the Holder Representative. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, Parent (i) is a publicly listed special purpose acquisition vehicle, which has been established for the purpose of effecting an initial business combination, and (ii) has no material operating assets (other than those of a kind customarily held by a special purpose acquisition vehicle).

WHEREAS, pursuant to, and subject to the terms and conditions contained in, the Merger Agreement, Parent, Merger Sub, Ittella and the Holder Representative will enter into a business combination transaction pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with Ittella continuing as the Surviving Subsidiary.

WHEREAS, as a result of the Merger, (i) the stockholders of Ittella that existed a moment in time prior to the Merger, will have their equity interests in Ittella cancelled and converted into the right to receive the consideration set forth in the Merger Agreement, and (ii) Ittella (as the Surviving Subsidiary) will be a wholly-owned Subsidiary of Parent.

WHEREAS, the Restricted Party acknowledges and agrees that (i) this Agreement is being entered into as part of the Merger Agreement and the Merger, (ii) the covenants and agreements set forth in this Agreement are a material inducement to, and a condition precedent of, Parent’s willingness to enter into the Merger Agreement and consummate the Merger, (iii) the Restricted Party shall receive substantial direct and indirect benefits by the consummation of the Merger (including the Restricted Party’s portion of the consideration received by such Restricted Party in connection with the Merger), and (iv) Parent and its Affiliates would not obtain the benefit of the bargain set forth in the Merger Agreement as specifically negotiated by the parties thereto if the Restricted Party breached the provisions of this Agreement.

WHEREAS, as a condition to the consummation of the Merger, the Restricted Party has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the premises, the mutual promises and covenants of the Parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Restricted Party and Parent, intending to be legally bound, agree as follows:

AGREEMENT

1.	Covenants of the Restricted Party.

1.1.	Restrictive Covenants.

1.1.1. Non-Competition. During the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, the Restricted Party shall not, and shall cause each of his, her or its controlled Affiliates not to, directly or indirectly, own any interest in, control, manage, operate, participate in, develop products for, advise or consult with or render services for (as a director, officer, employee, agent, broker, partner or contractor), or engage in activities or businesses, or establish any new businesses, within North America or Europe (the “Territory”) any business that is competitive with the business operated by the Company as of the Signing Date or as of immediately prior to the Closing, including any activities or business (i) engaged in the production, marketing or distribution of (a) plant-based meals or dishes, (b) value-added fruit and vegetables, (c) plant- and/or dairy-based pizza toppings, or (d) plant-based novelty food products, or (ii) that offers any product or service in the same line of business or product or service category as any product or service offered by the Company or in development by the Company (collectively, the “Business”). Notwithstanding the foregoing, this Section 1.1.1 shall be deemed not breached solely as a result of the ownership by the Restricted Party or any of his, her or its Affiliates of less than an aggregate of 1% of any class of stock that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and is listed on a national securities exchange. For the avoidance of doubt, this Agreement shall not restrict the Restricted Party from performing his or her duties as an officer, director or employee of Parent, its successors-in-interest or their respective Subsidiaries. [Notwithstanding anything to the contrary herein, Restricted Party shall in no way be restricted or prohibited from continuing to hold his passive investment in Good Karma Foods (provided, that, while he may take action to maintain his percentage ownership of Good Karma Foods as of the date hereof, he may not take any action the effect of which would result in an increase in his percentage ownership of Good Karma Foods as of the date hereof unless previously approved by the Monitoring Committee of the Company, which the Company agrees will not be unreasonably withheld, conditioned, or delayed). For the sake of clarity, any increase in Restricted Party’s percentage ownership of Good Karma Foods through the actions of others (such as redemptions, stock splits, or the like) shall not be governed by this restriction.]1

1.1.2. Non-Solicitation of Business Relations. During the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, the Restricted Party shall not, and shall cause each of his, her or its Affiliates not to, directly or indirectly, (i) interfere with the relationship between the Company and any Material Business Relationship, (ii) solicit, contact, induce or attempt to induce (or assist any other Person in soliciting, contacting, inducing or attempting to induce), any Material Business Relationship to terminate its relationship with the Company, cease doing business with the Company or terminate or otherwise adversely modify its relationship with the Company, or (iii) acquire or attempt to acquire an interest in any Person or business in which, prior to the Closing, Ittella had either (a) entertained discussions, (b) requested or received information relating to the acquisition of such Person or business, (c) identified to Parent that such Person or business was a potential acquisition target of Ittella, or (d) otherwise contemplated the acquisition of such Person or business. “Material Business Relationship” means any (x) customer, supplier, licensee, licensor, franchisee of the Company as of the Closing or at any time in the twelve (12) month period prior to the Closing, or (y) any other Person with whom the Company, as of the Closing or at any time in the twelve (12) month period prior to the Closing, had a business relation (provided, that any such Person contemplated by this sub-clause (y)) is, was or was likely to become, material to the Company)

1 Note to Draft: This provision applies to one individual

1.1.3. Non-Solicitation of Personnel; No Hire. During the period beginning on the Closing Date and ending on the third (3rd) anniversary of the Closing Date, the Restricted Party shall not, and shall cause each of his, her or its Affiliates not to, and shall not assist any other Person to, directly or indirectly, (i) solicit, recruit or hire any employee, independent contractor or consultant of the Company (“Company Employee”), or any Person who was an employee, independent contractor or consultant of the Company at any time during the 12-month period before the Closing, and (ii) solicit or encourage any Company Employee to leave the employment of Parent; provided, however, that, without limiting the restrictions against hiring, the provisions of this Section 1.1.3 shall not prevent the Restricted Party or any of his, her or its Affiliates (not including the Company) from making a general solicitation for employment that are not specifically targeted at the Company Employees or other employees of Parent.

1.1.4. Non-Disparagement. From and after the date hereof, the Restricted Party shall not, and shall cause each of his, her or its Affiliates not to, make any negative, derogatory or disparaging statements or communications, either orally or in writing, regarding the Business, the Company and its Affiliates, or any director, manager, officer, agent, representative or direct or indirect equity holder of the Company or its Affiliates. Notwithstanding the foregoing, nothing in this Section 1.1.4 shall prevent the Restricted Party from (i) performing his or her duties as an officer, director or employee of Parent, its successors-in-interest or their respective Subsidiaries, or (ii) making any truthful statement to the extent, but only to the extent, (a) necessary with respect to any Action involving this Agreement, including, but not limited to, the enforcement of this Agreement, in the forum in which such Action properly takes place, or (b) required by Law or Governmental Authority.

1.2	Remedies.

1.2.1 During the duration of any breach of Section 1.1 by the Restricted Party, the restricted period set forth herein shall be tolled.

1.2.2 The Restricted Party acknowledges and agrees that (i) the covenants and agreements contained in Section 1.1 (collectively the “Non-Competition and Related Covenants”) relate to matters that are of a special, unique and extraordinary value; (ii) the Company has one or more legitimate business interest justifying enforcement in full of the Non-Competition and Related Covenants, including for the protection of the goodwill of the business acquired by Parent pursuant to the Merger Agreement, and the Non-Competition and Related Covenants are reasonable and narrowly tailored to protect the compelling interests of Parent, the Company and the Business; (iii) a breach by the Restricted Party of any of the Non-Competition and Related Covenants will result in irreparable harm and damages that cannot be adequately compensated by a monetary award and, accordingly, the Company will be entitled to seek injunctive or other equitable relief to prevent or redress any such breach (without posting a bond or other security); (iv) pursuant to the Merger Agreement, the Restricted Party will receive valuable consideration (including, as applicable, significant benefits, equity in Parent, cash payments and other valuable consideration), both directly or indirectly, from Parent in connection with the Merger; and (v) the Non-Competition and Related Covenants are intended to comply with the Laws of all jurisdictions that might be deemed to be applicable hereto and which restrict or otherwise limit the enforceability of a Contract that restrains a Person from engaging in a lawful profession, trade or business. Notwithstanding the foregoing, if the restrictions contained in Section 1.1 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area of by reason of their being too extensive in any other respect, Section 1.1 shall be modified to be effective for the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable. Parent and the Restricted Party hereby consent and agree to any such reformation of the restrictions to the maximum of enforceability as determined by any court of competent jurisdiction.

2.	Miscellaneous.

2.1. Severability. Subject to and without limiting the application of Section 1.2, in the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by Law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Subject to and without limiting the application of Section 1.2, upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

2.2. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

2.3. Jurisdiction; Waiver of Jury Trial.

2.3.1. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware), and, in each case, appellate courts therefrom, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of such Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 2.3.1.

2.3.2. Each Party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Action arising out of this Agreement or the transactions contemplated hereby. Each Party (i) certifies that no representative, agent or attorney of any Party has represented, expressly or otherwise, that such Party would not, in the event of any Action, seek to enforce the foregoing waiver, and (ii) acknowledges that it and the other Party hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 2.3.2.

2.4. Amendments and Waivers. This Agreement may be modified only by a written instrument duly executed by each Party. No breach of any covenant or agreement shall be deemed waived unless expressly waived in writing by the Party who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion. For the avoidance of doubt, no notice, consent or waiver purported to be on behalf of the Parent or the Company shall be effective unless (i) provided by the Parent prior to the Closing, or (ii) provided by the Company at the direction or with the approval of the Monitoring Committee.

2.5. Counterparts and PDF or Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by electronic mail, and an electronic copy of this Agreement or of a signature of a party shall be effective as an original.

2.6. Section Headings. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

2.7. Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned by any Party without the prior written consent of the other Party; provided, however, that Parent (or, after the Closing, the Company) may assign its rights hereunder, without the consent of the Restricted Party, to any Person in connection with a merger or consolidation involving the Company (including any of its Subsidiaries) or other disposition of all or substantially all of the assets of the Company.

2.8. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested, in each case to the parties at the following addresses or to other such addresses as may be furnished by one party to the others in accordance with this Section 2.7:

if to Parent (prior to the Closing):

Forum Merger II Corporation

1615 South Congress Avenue

Suite 103

Delray Beach, FL 33445

Attention:	Marshall Kiev
David Boris

Email:	mk@mkcapitalpartners.com
david@forummerger.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attention:	Joel Rubinstein

Email:	jrubinstein@winston.com

and

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601

Attention: Kyle Gann

Email: kgann@winston.com

if to Parent (following the Closing):

Forum Merger II Corporation

6305 Alondra Blvd.

Paramount, CA 90723

Attention: The Monitoring Committee

Email: david@forummerger.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attention:	Joel Rubinstein

Email:	jrubinstein@winston.com

and

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601

Attention: Kyle Gann

Email: kgann@winston.com

if to the Restricted Party:

[__________]

[__________]

[__________]

[__________]

2.9. Effectiveness. This Agreement will become effective as of the Closing. If the Merger Agreement is terminated in accordance with its terms, this Agreement shall be null and void ab initio and the Parties shall have no rights, liabilities or obligations whatsoever hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PARENT:

FORUM MERGER II CORPORATION

By:
Name:	Marshall Kiev
Title:	Co-CEO and President

RESTRICTED PARTY:

[___________________]

[Signature Page to Restrictive Covenant Agreement]